VITAL LIVING, INC.

                     SCIENTIFIC ADVISORY BOARD AGREEMENT



          This Scientific Advisory Board Agreement ("Agreement") dated May 16, 2002, (the "Effective Date") is made by and between Vital Living, Inc., a Nevada corporation, whose address is 2800 S. Rural Road, Tempe, AZ 85282 ("Company" or "Vital Living"), (ii) Thomas Allison, PHD, ("Consultant"), an individual whose address is Mayo Clinic, 200 First Street Southwest, Rochester, MN 55905-0001 and (iii) MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, a Minnesota charitable corporation, 200 First Street Southwest, Rochester, Minnesota, 55905-0001 (called "MAYO" in this Agreement)

1.   INTRODUCTION

     Vital Living is establishing a Scientific Advisory Board ("SAB") to provide Vital Living the following services and advice in connection with its strategy and plans for the development of its products and services ("Services"), including, :

          Developing, manufacturing and testing of nutraceutical formulations that are based on the best available scientific research, shown to be safe and effective in appropriately designed and controlled clinical trials, and proprietary to the Company ;

          Assisting the Company in the design and development of compliance and lifestyle programs intended to enhance patient compliance with the Company's nutraceuticals;

          Advising the Company on the needs of potential clients, partners, and other users, including practicing physicians, academic researchers, other health professional, and patients, and the design of products, services and offerings to address those needs, but not helping in any manner to market or endorse Company's products or services to these individuals;

          Working with other thought leaders and health professionals to facilitate projects of mutual benefit to the Company and said individuals: and,

          Participating in scientific exchange with thought leaders and other health professionals and academic researchers regarding potential clinical benefits of Vital Living products.

Consultant desires to be a member of the SAB and perform such Services, and Company desires to have Consultant become a member of the SAB and perform such Services.

2.   SERVICES COMPENSATION AND EXPENSE REIMBURSEMENT

2.1 Services. Consultant agrees to serve as a member of the SAB and to endeavor to attend and participate in all SAB meetings. Vital Living currently intends to convene one (1) in-person meeting and three (3) teleconference meetings of the SAB per year. The Consultant shall be available to consult for a period of up to, but not exceeding, four (4) days during the term of this Agreement.

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2.2 Compensation and Expense Reimbursement.  As sole compensation for the performance of the Services, Company will compensate
Mayo as set forth in Exhibit A. The Company shall not pay any separate compensation to the Consultant for services under this Agreement.

2.2 Method of Payment. Amounts due shall be paid by check within thirty (30) days after each meeting is completed, made payable to: MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH, and directed to:


               Ms. Valerie Schad
               Graham 204
               Mayo Foundation
               200 First Street Southwest
               Rochester, Minnesota  55905-0001.

               PLEASE REFERENCE THIS CONSULTING AGREEMENT  ON THE CHECK.


2.3 Expenses. The Company will reimburse Consultant for reasonable out-of-pocket expenses incurred in the performance of the Services, including Business Class travel to SAB Meetings; provided, however, that (a) all such out-of pocket expenses over an aggregate of $500 during any calendar month shall have been previously approved in writing by an officer of the Company; and (b) all such out-of-pocket expenses are supported by reasonable documentation;

2.4 Records.   The Consultant shall maintain reasonable  time  and
expense records concerning services under this Agreement. Such records are subject to examination and audit until the expiration of three (3) years after the Company's final compensation or travel expense payment under this Agreement.
The  terms  of  this  paragraph  survive  the  expiration   or
termination of this Agreement

3.   RELATIONSHIP OF PARTIES

3.1 Independent Contractor. Consultant is an independent contractor and is not an agent or employee of, and has no authority to bind, Company. Consultant will perform the Services under the general direction of Company, but Consultant will determine the manner and means by which the Services are accomplished. Consultant acknowledges that Vital Living shall not have any obligation to follow the advice of Consultant or the SAB. Consultant will not be entitled to receive benefits from or to participate in any plans designed to provide benefits for Company's employees.



4.    OWNERSHIP

        The Company shall own all inventions, discoveries, and other developments made solely by the Company using or incorporating information received from the Consultant, if such inventions, discoveries, and developments were made without any direct consultation with, or advice from, the Consultant regarding such specific inventions, discoveries, or developments. MAYO shall own all inventions, discoveries, and other developments made solely by the Consultant, or solely by any other agent of MAYO, relating to the subject area of this Agreement. If the Consultant and the Company jointly make an invention or discovery, MAYO and the Company will exert their best reasonable efforts in cooperation with each other to investigate, evaluate, and determine, to the satisfaction of all parties to this Agreement, the disposition of rights to the invention of discovery, including whether, by whom, and where, any patent application shall be filed.


5.   CONFIDENTIAL INFORMATION

Consultant acknowledges that Consultant may acquire information and materials from Company and knowledge about Company including, , knowledge about business, marketing plans, pricing practices, products, formulation, ingredients, dosages, services, inventions, prototypes, cell lines, formula, processes, programming techniques, experimental work, customers, clients and suppliers of Company and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, may be the trade secrets and confidential and proprietary information of Company (collectively "Confidential Information"). The Consultant and MAYO agree to use their best reasonable efforts to preserve the confidentiality of such information which is designated in writing by the Company as confidential, for a period of two (2) years from the effective date of this Agreement. Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties without restriction on use or disclosure; or is already known to the Consultant; or which MAYO or the Consultant receive from a party other than the Company, when to the best of MAYO's knowledge and the Consultant's knowledge the disclosing party does not have an obligation of confidentiality to the Company;
or which is required to be disclosed under law, legal process, subpoena, warrant, or court order, in which case Company shall be promptly informed to permit it to take steps at its expense to oppose or limit the required disclosure; or is developed by Mayo or the Consultant independently of Company's Confidential Information.

The terms of this Secrecy section survive the expiration or termination of this Agreement.
       Consultant and Mayo agree to hold all such Confidential Information in confidence, not to disclose it to others, except in performing the Services for a period of two (2) years.



6.   TERM AND TERMINATION

    This Agreement will commence on the Effective Date and terminate one year thereafter. Either party may terminate this Agreement at any time, for any reason or for no reason, upon thirty (30) days written notice to the other parties before the effective date of termination. This Agreement terminates upon the death of the Consultant, or any disability of the Consultant which prevents the Consultant from substantially performing the services required under this Agreement.

7. EFFECT OF EXPIRATION OR TERMINATION Upon the expiration or termination of this Agreement for any reason, (a) each party will be released from all obligations to the others arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve any party of its obligations under Sections 3, 4, 5, and 9, nor will expiration or termination relieve any party from any liability arising from any breach of this Agreement; and (b) Consultant will notify Company of all Confidential Information, in Consultant's possession and upon Company's written request and expense will deliver to Company, or destroy at Company's written request, all such Confidential Information.

8.   WARRANTIES

      Consultant represents and warrants to the Company that (a) Consultant's service on the SAB does not conflict with, result in the breach of any provisions of, or constitute a default under any agreement or other obligation to which Consultant is a party, and (b) Consultant's principal place of employment has received full disclosure as to the Consultant's service on the SAB and that such employer consents to the Consultant's participation.

9.   GENERAL

     9.1 Use of Name The Company shall not use the name of the Consultant, or "MAYO," or "MAYO CLINIC," or any of MAYO's trademarks, trade names, or names, or any contraction, abbreviation, simulation, or adaptation of such names or marks, in any public announcement, news release, advertising, publicity, or otherwise except internally within the Company, under any circumstances whatsoever regardless of the medium employed, without the prior, express, written consent of MAYO. Notwithstanding the foregoing use of name restriction, Company may issue a limited press release that is previously reviewed and approved by Mayo. MAYO may withhold such consent in its absolute discretion. Violation of this paragraph is a material breach of this Agreement, and entitles MAYO to seek both equitable and legal remedies. The terms of this paragraph survive the expiration or termination of this Agreement.

     9.2 Assignment. No party may assign this Agreement or any of the other parties rights or duties under this Agreement either in whole or in part, without the prior written consent of the other parties. . Any unauthorized attempted assignment will be void and of no force and effect.

     9.3    Other  Consulting.   Nothing  in  this  Agreement  precludes  the
Consultant from consulting in the same general subject area with other parties, subject only to the confidentiality provisions of this Agreement.

     9.4 Indemnification. The Company shall defend, indemnify, and hold MAYO and the Consultant harmless from and against all liability, demands, damages, expenses, and losses, including attorneys' fees, arising out of the use by the Company of advice, opinions, or information furnished by the Consultant under this Agreement, or arising from any breach of this Agreement BY THE COMPANY. The terms of this paragraph survive the expiration or termination of this Agreement.

     9.5 Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

     9.6   Notices.   Any  notices  under this  Agreement  will  be  sent  by
certified or registered mail, return receipt requested, or a nationally recognized overnight courier to the addresses as set forth below or such other address as the party specifies in writing. Such notice will be effective upon its mailing.

     Vital Living, 2800 S. Rural Road, Tempe, AZ 85282

     Thomas Allison, M.D., Mayo Clinic, 200 First Street Southwest, Rochester, MN 55905-0001;

     Nickie M. Bruce, Contract Administrator, Mayo Legal Department, 200 First Street Southwest, Rochester, MN 55905-0001.

     9.7   Counterparts.   This  Agreement may be executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     9.8 Complete Understanding; Modification. This Agreement constitutes the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

     9.9 Limitation of Rights Created. This Agreement is intended only to benefit the parties to it. They have no intention to create any interests for any other party. Specifically, they have no intention to create any interests for any persons who may be patients or research subjects in connection with any activities or information exchanged under this Agreement, or for any relatives, heirs, executors, administrators, or personal representatives of such persons.



     IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.




VITAL LIVING, INC.                 CONSULTANT


By:/S/Bradley D. Edson             By:/S/Thomas Allison, PHD
Title:CEO


MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH:


/S/Michael Seifert
Michael Seifert
Secretary


Date

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                                  EXHIBIT A

                                COMPENSATION

FEES: Consultant will receive $1250 per S.A.B meeting that he attends. Currently the Company estimates that there will be 4 meetings annually.